UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12


EquiTrust Series Fund, Inc.
(Name of the Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

Title of each class of securities to which transaction applies:
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Aggregate number of securities to which transaction applies:
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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:
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EQUITRUST SERIES FUND, INC.
President's telephone script

"Hello. This is Craig Lang, President of the EquiTrust Mutual Funds.

I am calling today because you are a shareholder of EquiTrust Series Fund.

In the very near future, you will receive one or more proxy statements regarding various proposals for EquiTrust Series Fund. The purpose of my call today is to encourage you to vote. Your vote is very important to us.

Shareholders may vote in one of four ways: by mail, by telephone, by website or by attending a shareholder meeting on Thursday, July 14, 2011.
Please refer to your proxy statement for more detailed voting instructions including the control number you will need to vote, the phone number to vote, the web address for voting and a number to call if you have additional questions. You may also vote by mailing the card enclosed in the proxy statement.

If you have questions or are unable to find your proxy statement and would like to receive a new copy, please call the EquiTrust Series Fund Proxy Client Service Center at 1-866-450-8469.

Thank you for investing with EquiTrust Series Fund."